Exhibit 2.5

________________________

Aegean Marine Petroleum Network Inc.

(Company)

and

U.S. Bank National Association

(Trustee)

4.25% Convertible Senior Notes due 2021

INDENTURE

Dated as of December 19, 2016

________________________

i

INDENTURE, dated as of December 19, 2016, between Aegean Marine Petroleum Network Inc., a company organized under the laws of the Republic of the Marshall Islands, as issuer (the "Company"), and U.S. Bank National Association, as trustee, conversion agent, registrar and paying agent (in such capacities, the "Trustee", "Conversion Agent", "Registrar" and "Paying Agent", respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company's 4.25% Convertible Senior Notes due 2021 (the "Notes"), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1.
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01  Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word "or" is not exclusive and the word "including" means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

"Act" has the meaning specified in Section 1.03.

"Additional Amounts" has the meaning specified in Section 4.14(a).

"Additional Interest" means all amounts, if any, payable by the Company pursuant to Section 4.08.

"Additional Notes" means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01, with the same terms as the Initial Notes except to the extent permitted otherwise under Section 2.01.

"Additional Shares" has the meaning specified in Section 7.03(a).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agent" means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

"Agent Members" has the meaning specified in Section 2.06(b).

"Applicable Procedures" means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

"Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

"Averaging Period" has the meaning specified in Section 7.04(e).

"Bankruptcy Law" means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.

"Bid Solicitation Agent" means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 7.01(b)(ii). The Company shall initially act as the Bid Solicitation Agent.

"Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

"Board Resolution" when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

"Capital Stock" means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

"Cash Settlement" shall have the meaning specified in Section 7.02(h).

"Clause A Distribution" has the meaning specified in Section 7.04(c).

"Clause B Distribution" has the meaning specified in Section 7.04(c).

"Clause C Distribution" has the meaning specified in Section 7.04(c).

"close of business" means 5:00 p.m., New York City time.

"Combination Settlement" has the meaning specified in Section 7.02(g).

"Commission" means the U.S. Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock will be reclassified or changed.

"common stock" includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

"Company" has the meaning specified in the first paragraph of this Indenture until a Successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such Successor Person.

"Company Order" means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

"Continuing Director" has the meaning specified in the definition of "Fundamental Change" under this Section 1.01.

"Conversion Agent" has the meaning specified in Section 4.02.

"Conversion Consideration" has the meaning specified in Section 7.02(h).

"Conversion Date" has the meaning specified in Section 7.02(a).

"Conversion Notice" has the meaning specified in Section 7.02(a).

"Conversion Obligation" shall have the meaning specified in Section 7.01(a).

"Conversion Price" means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

"Conversion Rate" means initially 66.9120 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

"Corporate Trust Office" means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered for the purposes of this Indenture, which office at the date hereof is located at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

"Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

"Daily Cash Amount" shall have the meaning specified in the definition of "Daily Settlement Amount."

"Daily Conversion Value" means, for any Trading Day, (i) the product (x) the Conversion Rate on such Trading Day and (y) the Daily VWAP on such Trading Day, divided by (ii) 40.

"Daily Measurement Value" shall have the meaning specified in the definition of "Daily Settlement Amount."

"Daily Settlement Amount" means, with respect to each of the 40 consecutive Trading Days during an Observation Period, (i) cash equal to the lesser of (x) the Specified Dollar Amount applicable to such conversion, divided by 40 (such quotient, the "Daily Measurement Value"); and (y) the Daily Conversion Value on such Trading Day (the lesser of such preceding clauses (x) and (y), the "Daily Cash Amount"); and (ii) if such Daily Conversion Value exceeds such Daily Measurement Value, a number of shares of Common Stock (such number, the "Daily Share Amount") equal to (x) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (y) the Daily VWAP for such Trading Day.

"Daily Share Amount" shall have the meaning specified in the definition of "Daily Settlement Amount"

"Daily VWAP" means, for any Trading Day, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "ANW <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The "Daily VWAP" shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Defaulted Amounts" shall have the meaning specified in Section 2.14.

"Depositary" means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

"Dividend Threshold" shall have the meaning specified in Section 7.04(d).

"Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

"Effective Date" means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

"Event of Default" has the meaning specified in Section 5.01.

"Ex-Dividend Date" has the meaning specified in Section 7.04(l).

"Exchange" means the New York Stock Exchange (or its successor).

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Expiration Time" shall have the meaning specified in Section 7.04(e).

"Form of Assignment and Transfer" means the "Form of Assignment and Transfer" attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

"Form of Fundamental Change Repurchase Notice" means the "Form of Fundamental Change Repurchase Notice" attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

"Form of Notice of Conversion" means the "Form of Notice of Conversion" attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

"Free Trade Date" means the date that is one year after the Last Original Issuance Date.

"Free Transferability Certificate" means a certificate substantially in the form attached hereto as Exhibit B.

"Freely Tradable" means, with respect to any Note, that such Note (i) would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act; (ii) is not identified by a "restricted" CUSIP or ISIN number at any time after the Free Trade Date of such Note; and (iii) is not represented by any certificate that bears a Restricted Notes Legend at any time after the Free Trade Date of such Note.

"Fundamental Change" means an event that will be deemed to occur if any of the following occurs:

(a)          "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries, and the Company and its Subsidiaries' employee benefit plans, has become the direct or indirect "beneficial owner" (as defined below) of shares of the Company's common equity representing more than 50% of the voting power of the Company's common equity;

(b)          the consummation of (1) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person; or (2) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another person pursuant to which the persons that "beneficially owned" (as defined below), directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation's Voting Stock representing more than 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportions vis-à-vis each other as immediately prior to such transaction;

(c)          Continuing Directors cease to constitute at least a majority of the Board of Directors;

(d)          the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)          the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible, assuming Physical Settlement) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors, a "Permitted Exchange");

A transaction or event described in clause (b) above will not constitute a Fundamental Change, however, if 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares or dissenters rights in connection with the transaction or transactions, consists of shares of common stock traded on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Notes become convertible or exchangeable (assuming Physical Settlement) solely into such consideration (excluding cash payable in lieu of any fractional share) in accordance with Section 7.07 hereof. For the purposes of this definition of "Fundamental Change," any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above will be deemed to constitute a Fundamental Change solely under clause (b) of this definition of "Fundamental Change."

For the purposes of this definition of "Fundamental Change,"

(A)          "Continuing Director" means a director who either was a member of the Board of Directors on December 13, 2016 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the holders of the Common Stock is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director; and

(B)          whether a person is a "beneficial owner" or whether shares are "beneficially owned" will be determined in accordance with Rule 13d-3 under the Exchange Act.

"Fundamental Change Notice" shall have the meaning specified in Section 8.01(c).

"Fundamental Change Repurchase Date" has the meaning specified in Section 8.01(a).

"Fundamental Change Repurchase Notice" has the meaning specified in Section 8.01(b)(i).

"Fundamental Change Repurchase Price" has the meaning specified in Section 8.01(a).

"Global Note" means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

"Holder" means the Person in whose name a Note is registered in the Register.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Initial Notes" has the meaning specified in Section 2.01.

"Initial Purchasers" means the Persons listed in Schedule A to the Purchase Agreement.

"Interest Payment Date" means, with respect to the payment of interest on the Notes, each June 15 and December 15 of each year, beginning on, in the case of the Initial Notes, June 15, 2017 or, if any such day is not a Business Day, the immediately following Business Day.

"Issue Date" means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

"Last Original Issuance Date" means the last date of original issuance of the Initial Notes.

"Last Reported Sale Price" of the Common Stock for any Trading Day means the closing sale or trading price per share (or, if no closing sale or trading price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

"Make-Whole Fundamental Change" has the meaning specified in Section 7.03(a)

"Make-Whole Fundamental Change Effective Date" shall have the meaning specified in Section 7.03(c).

"Market Disruption Event" means, (i) for purposes of determining whether the Notes will be convertible pursuant to Section 7.01(b), the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock; and (ii) for purposes of determining any Observation Period, (A) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (B) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

"Maturity Date" means December 15, 2021.

"Measurement Period" shall have the meaning specified in Section 7.01(b)(ii)

"Merger Event" shall have the meaning specified in Section 7.07(a).

"Multi-Clause Distribution" shall have the meaning specified in Section 7.04(c).

"Note" or "Notes" has the meaning specified in the first paragraph of the Recitals of this Indenture.

"Observation Period" with respect to any Note surrendered for conversion means:

(i)          if the relevant Conversion Date occurs prior to June 15, 2021, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date;

(ii)          if the relevant Conversion Date occurs on or after the Redemption Notice Date and before the related Redemption Date, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day immediately preceding such Redemption Date; and

(iii)          if the relevant Conversion Date occurs on or after June 15, 2021, the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

"Officer" or "officer" shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title "Vice President") or any Director of the Company.

"Officers' Certificate" means a certificate which shall comply with the applicable requirements of the Indenture, signed by two Officers of the Company and delivered to the Trustee.

"open of business" means 9:00 a.m., New York City time.

"Opinion of Counsel" means a written opinion which shall comply with the applicable requirements of the Indenture, signed by legal counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, in each case reasonably satisfactory to the Trustee.

"Outstanding" means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 7 hereof, on and after their Conversion Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Repurchase Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

"Paying Agent" means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, or the Fundamental Change Repurchase Price of, or Additional Amounts with respect to, any Notes on behalf of the Company.

"Permitted Exchange" has the meaning specified in the definition of "Fundamental Change" under this Section 1.01.

"Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Physical Notes" means permanent, non-global certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

"Physical Settlement" shall have the meaning specified in Section 7.02(h).

"Preliminary Offering Memorandum" means the Preliminary Offering Memorandum, dated December 13, 2016, related to the offering of the Initial Notes.

"Pricing Term Sheet" means the Pricing Term Sheet attached to the Purchase Agreement as Schedule B thereto.

"Purchase Agreement" means that certain Purchase Agreement, dated December 14, 2016 among the Company and Jefferies LLC, as representative of the several Initial Purchasers.

"Redemption" shall have the meaning specified in Section 9.02(a).

"Redemption Date" shall have the meaning specified in Section 9.02(c).

"Redemption Notice" shall have the meaning specified in Section 9.03.

"Redemption Notice Date" shall have the meaning specified in Section 9.03.

"Redemption Price" shall have the meaning specified in Section 9.02(b).

"Reference Property" has the meaning specified in Section 7.07(a).

"Reference Property Unit" has the meaning specified in Section 7.07(a).

"Register" and "Registrar" have the respective meanings specified in Section 2.06.

"Regular Record Date" means, with respect to any Interest Payment Date, June 1 or December 1, (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

"Relevant Stock Exchange" means The New York Stock Exchange or, if the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading.

"Relevant Taxing Jurisdiction" has the meaning specified in Section 4.14(a).

"Reporting Event of Default" has the meaning specified in Section 5.03(a).

"Resale Restriction Termination Date" has the meaning specified in Section 2.08(b)(ii).

"Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department or any other successor group of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers who at the time shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

"Restricted Global Note" has the meaning specified in Section 2.08(b)(i).

 "Restricted Note" has the meaning specified in Section 2.07(a)(i).

"Restricted Notes Legend" has the meaning specified in the Form of Note attached hereto as Exhibit A.

"Restricted Stock" has the meaning specified in Section 2.07(b)(i).

"Restricted Stock Legend" means a legend substantially in the form set forth in Exhibit C hereto.

"Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Scheduled Trading Day" means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, "Scheduled Trading Day" means a Business Day.

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Settlement Method" means Cash Settlement, Physical Settlement or Combination Settlement.

"Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

"Special Interest" has the meaning specified in Section 5.03(a).

"Specified Dollar Amount" means, with respect to the conversion of any Note with respect to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note being converted to be received upon such conversion (excluding cash in lieu of any fractional share of Common Stock), as specified in the notice specifying the Company's elected Settlement Method for such conversion or as deemed to be so specified pursuant to Section 7.02(h).

"Spin-Off" has the meaning specified in Section 7.04(c).

"Stock Price" has the meaning specified in Section 7.03(c).

"Subsidiary" of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

"Successor Person" has the meaning specified in Section 10.01.

"Trading Day" means a day on which (i) there is no Market Disruption Event; (ii) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange; and (iii) a closing price for the Common Stock (or such other security) is available on such securities exchange; provided, however, that if the Common Stock (or such other security) is not so listed or admitted for trading, then "Trading Day" means a Business Day; provided, further, that, notwithstanding the foregoing, solely for purposes of determining the Conversion Consideration due upon any conversion of a Note, (x) "Trading Day" means a day on which (A) there is no Market Disruption Event and (B) trading in the Common Stock (or other security for which a price must be determined) generally occurs on the Relevant Stock Exchange; and (y) if the Common Stock (or such other security) is not so listed or admitted for trading, "Trading Day" means a Business Day.

"Trading Price" means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, however, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two (2) bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from a nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of the Notes on such Trading Day will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent in writing to obtain bids, or if the Company gives such written instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination or (y) the Company is acting as Bid Solicitation Agent, and the Company fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

"Trading Price Condition" shall have the meaning specified in Section 7.01(b)(ii).

"Transfer Agent" means, initially, the Trustee, in its capacity as the transfer agent for the Common Stock, and any successor entity acting in such capacity.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to Section 11.10(b), and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed.

"U.S." means the United States of America.

"Valuation Period" has the meaning specified in Section 7.04(c).

"Vice President," when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

"Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).

Section 1.02  References to Interest.  Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto and Special Interest, if, in such context, Special Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest or Special Interest in any provision hereof shall not be construed as excluding Additional Interest or Special Interest in those provisions hereof where such express mention is not made.

Section 1.03   Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)          The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated)

showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced, (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d)          The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)          The principal amount (except as otherwise contemplated in clause (ii) of the definition of "Outstanding"), CUSIP numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)          Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)          The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 2.11, 5.02, 5.04, 5.05, 5.06, 6.02 or 11.09. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 4.13 prior to such solicitation.

(h)          If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.
 THE NOTES

Section 2.01 Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $150,000,000 (as may be increased by up to $22,500,000 pursuant to the exercise by the Initial Purchasers of their option to purchase additional Notes pursuant to Section 2 of the Purchase Agreement) (the "Initial Notes"), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12 or Section 8.03. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, any such Additional Notes shall be issued under a separate CUSIP number for so long as they remain not fungible; (2) such Additional Notes must be issued pursuant to the same terms (other than the date of issuance for such Notes and, if applicable in accordance with Section 2.14, the date from which interest will initially accrue) as the Initial Notes; (3) the Company must deliver to the Trustee an Officers' Certificate stating that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (4) the Company must deliver to the Trustee an Opinion of Counsel which shall state (a) that the form of such Additional Notes has been established by a supplemental indenture or pursuant to the Board Resolutions in accordance with this Section 2.01 and Section 2.04 and in conformity with the provisions of this Indenture; (b) that the terms of such Additional Notes have been established in accordance with this Section 2.01 and in conformity with the other provisions of this Indenture and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (c) that such Additional Notes have been duly authorized, executed and delivered by the Company and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

The Notes shall be known and designated as the "4.25% Convertible Senior Notes due 2021" of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier repurchased or converted in accordance with this Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar dated not later than 10 calendar days prior to the relevant payment date, by wire transfer in immediately available funds to such Holder's account within the U.S., which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Repurchase Date, the Maturity Date or other payment date, as the case may be.

Section 2.02  Ranking.  The Notes constitute direct unsecured, senior obligations of the Company.

Section 2.03  Denominations.  The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 2.04  Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05  Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer's execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06  Registration; Registration of Transfer and Exchange.

(a)          The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the "Registrar") for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and upon receipt of a

Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)          Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)          Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)          The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

Section 2.07  Transfer Restrictions.

(a)          Restricted Notes.

(i)          Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a "Restricted Note." Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company's delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder's acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)          Until the Resale Restriction Termination Date, all Notes will bear the Restricted Notes Legend unless:

(A)          (1)          such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding such transfer and (II) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2)          such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(B)          the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company's delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with.

(iii)          In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer, which contains a certification that the transferee is Aegean

Marine Petroleum Network Inc. or a subsidiary thereof or that the transferee is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.

(iv)          On and after the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend if at any time the Company determines that, to comply with applicable law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

(b)          Restricted Stock.

(i)          Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be "Restricted Stock". Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company's delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder's acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)          Until the Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Note (or a Restricted Note) will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)          On and after the Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with applicable law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)          As used in this Section 2.07, the term "transfer" means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.08  Expiration of Restrictions.

(a)          Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)          Global Notes; Resale Restriction Termination Date.

(i)          If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a "Restricted Global Note"), as promptly as practicable, the Company will cause the mandatory exchange of every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that do not bear the Restricted Notes Legend and are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07.

(ii)          To effect such mandatory exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary's mandatory exchange process (with a copy to the Trustee) and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The date of the Free Transferability Certificate will be known as the "Resale Restriction Termination Date". The Trustee shall assume that the Free Trade Date has not occurred unless and until it receives a Free Transferability Certificate.

(iii)          Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

(A)          the Restricted Notes Legend will be caused to be removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be mandatorily exchanged from each of such Global Notes and caused to be replaced with the unrestricted CUSIP number;

(B)          the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes; and

(C)          thereafter, shares of Common Stock issued upon conversion of the Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)          The Company and the Trustee shall at all times comply with the Applicable Procedures, and the Company shall otherwise use reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(v)          Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 2.09  Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10  Persons Deemed Owners.  Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11  Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)          All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)          No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)          Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, or (ii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v)          Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)          In General; Transfer and Exchange of Beneficial Interests in Global Notes.  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)          all Notes will be represented by one or more Global Notes;

(ii)          every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and (iii)          each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)          Transfer and Exchange of Global Notes for Physical Notes.

(i)          Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)          the Depositary is unwilling or unable to continue to act as Depositary; or

(B)          the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)          In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner's name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)          Transfer and Exchange of Physical Notes.

(i)          If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii)          If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii)          If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12  Purchase of Notes; Cancellation.  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13  CUSIP Numbers.  In issuing the Notes, the Company may use "CUSIP" numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

Section 2.14  Payment and Computation of Interest and Defaulted Amounts. The Notes will bear interest at a rate of 4.25% per year until the Maturity Date, unless earlier repurchased or converted in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, (x) in the case of the Initial Notes, December 19, 2016 or (y) in the case of any other Notes, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Payments of the Fundamental Change Repurchase Price, Additional Amounts, principal and interest on any Note, in each case, that are not made when due (the "Defaulted Amounts") will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date, and such Defaulted Amounts, together with such interest thereon, shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes are registered at the close of business on a record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee and Paying Agent in writing of such record date and the Trustee, in the name and at the expense of the Company, shall cause notice prepared by the Company of the proposed payment of such Defaulted Amounts and the record date therefor to be mailed, first-class postage prepaid, or if the Holder is the Depositary or a nominee of the Depositary pursuant to the Applicable Procedures, to each Holder at its address as it appears in the Register, not less than 10 calendar days prior to such record date. Notice of the proposed payment of such Defaulted Amounts and the record date therefor having been so mailed or given, such Defaulted Amounts shall be paid to the Persons in whose names the Notes are registered at the close of business on such record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.14.

(ii)
The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed, quoted or traded, and upon such notice as may be required by such exchange or automated quotation system.

The Company will pay Additional Interest under certain circumstances as provided in Section 4.08 and Special Interest under certain circumstances as provided in Section 5.03.

ARTICLE 3.
 SATISFACTION AND DISCHARGE

Section 3.01  Discharge of Liability on Notes.  When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver directly to the Holders, a number of shares of Common Stock to satisfy the Company's obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from a nationally recognized accounting firm, and the Company shall have paid or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, subject to the provisions of this Indenture that survive the satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

Section 3.02  Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 3.04, all monies deposited with the Trustee pursuant to Section 3.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 3.03  Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 3.04  Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the

Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 3.05  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 3.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 3.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 4.
 COVENANTS

Section 4.01 Payment of Principal and Interest and the Fundamental Change Repurchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Repurchase Price), premium, if any, on and accrued and unpaid interest, if any, on, and Additional Amounts, if any, with respect to, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02  Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion ("Conversion Agent") and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 12.13) may be served (which may be an office or drop facility of the Trustee or any Agent). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms "Paying Agent" and "Conversion Agent" include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 4.03 Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 4.03:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Repurchase Price and Additional Amounts, if any, with respect to, the Notes in trust for the benefit of the Holders of the Notes;

(ii)          that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Repurchase Price or Additional Amounts, if any, with respect to, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Repurchase Price for, and Additional Amounts, if any, with respect to, the Notes, deposit with the Paying Agent immediately available funds in a sum sufficient to pay such principal, premium, accrued and unpaid interest, Fundamental Change Repurchase Price or Additional Amounts, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Repurchase Price for, or Additional Amounts, if any, with respect to, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, Fundamental Change Repurchase Price or Additional Amounts, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, Fundamental Change Repurchase Price for, or Additional Amounts, if any, with respect to, the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 4.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Repurchase Price for, or Additional Amounts, if any, with respect to, any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, Fundamental Change Repurchase Price or Additional Amounts has become due and payable shall be paid to the Company on written request of the Company contained in an Officers' Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.04  Reports.

As long as any Notes are outstanding, the Company will (i) file with the Commission within the time periods prescribed by the Commission's rules and regulations and (ii) furnish to the Trustee and the Holders, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the Holders for the purposes of this Section 4.04 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation or responsibility to determine whether the Company is required to file any report or other information with the Commission or the Trustee, whether the Company's information is available on the EDGAR system (or any successor thereto) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this Section 4.04.

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes or any holder or beneficial owner of such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such holder or beneficial owner to sell shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee's receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates) or any other agreement or document.

Section 4.05 Statements as to Defaults. The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officers' Certificate stating whether or not the signers thereof know of any a default, Default or Event of Default of the Company that occurred during the previous year and whether the Company, to the Officer's knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any events that would constitute a default, default or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof; provided, however, that no notice shall be required with respect to either (i) or (ii) above to the extent that the event that would constitute a default, Default, or Event of Default has been cured or waived prior to the date on which such notice is due. Such Officers' Certificate shall also comply with any additional requirements set forth in Section 4.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.02(j).

Section 4.06 Additional Interest and Special Interest Notice. If Additional Interest or Special Interest is payable by the Company pursuant to Section 4.08 or Section 5.03, the Company shall deliver to the Trustee an Officers' Certificate and notice to the Depositary, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest or Special Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Special Interest is payable. The Trustee shall have no obligation to calculate or determine the amount of any Additional Interest or Special Interest payable by the Company under this Indenture. If the Company has paid Additional Interest or Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate and a notice to Holders setting forth the particulars of such payment.

Section 4.07 Compliance Certificate and Opinions of Counsel.

(a)          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)          All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 4.08 Additional Interest.

(a)          If, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 6-K), or the Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) the Company shall pay Additional Interest that will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding for each day during such period for which the Company's failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such period shall end on the date that is one year from the Last Original Issuance Date.

(b)          Further, if, and for so long as, the Restricted Notes Legend has not been removed from the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th day after the Last Original Issuance Date, the Company will pay Additional Interest on the Notes that will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding until such Restricted Notes Legend is removed, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.

(c)          Such Additional Interest that is payable under this Section 4.08 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Special Interest that may accrue pursuant to Section 5.03, subject to the limitations on the maximum annual rate set forth in Section 5.03(d).

(d)          In no event shall Additional Interest accruing pursuant to this Section 4.08 accrue on any day under the terms of this Indenture at an annual rate in excess of 0.50% for any violation or Default (not taking into account any Special Interest pursuant to Section 5.03(a) and Section 5.03(d)).

Section 4.09  Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.10 Restriction on Resales. The Company shall not, and shall procure that no "affiliate" (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such "affiliate" (as defined under Rule 144).

Section 4.11 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.12 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 7, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 4.13 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee and the Registrar (if not the Trustee).

(a)          semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list of similar form and content as of a date the Trustee may reasonably require.

Section 4.14  Additional Amounts.

(a)          All payments of interest and principal (including the payment of any amount upon Stated Maturity or that constitutes all or part of any Conversion Obligation) by the Company under the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Marshall Islands or any other jurisdiction in which the Company is organized or maintains an executive office or place of management or any political sub-division or taxing authority thereof or therein or any other jurisdiction from or through which the Company makes payment on any Note (each, a "Relevant Taxing Jurisdiction"), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In the event any such withholding or deduction is so required, the Company will pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal (including the payment of any amount upon Stated Maturity or that constitutes all or part of any Conversion Obligation) which would have been receivable in respect of the Notes in the absence of such withholding or deduction ("Additional Amounts"); provided that no Additional Tax Amounts shall be payable for or on account of:

(i)          any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a Relevant Jurisdiction or its possessions, including the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a Relevant Jurisdiction or its possessions or being or having been engaged in a trade or business or present in a Relevant Jurisdiction or its possessions or having, or having had, a permanent establishment in a Relevant Jurisdiction or its possessions;

(ii)          any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

(iii)          any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Note;

(iv)          any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder (or a fiduciary, settler, beneficiary, member, or interest holder of the Holder, if the Holder is an estate, a trust, a partnership, or a limited liability company) or beneficial owner of that Note, if compliance therewith is required by a Relevant Jurisdiction or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(v)          any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on any Note, if payment can be made without withholding by at least one other Paying Agent and is made by such other Paying Agent; or (vi)in the case of any combination of the items listed above.

In addition, no Additional Tax Amounts shall be payable with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner would not have been entitled to the Additional Tax Amounts had it been the Holder.

Additional Tax Amounts, for all purposes of this Indenture, shall constitute and be deemed to be part of the principal, interest, payments in respect of any Conversion Obligation or other payment to which they relate and all references in this Indenture to principal, interest, payments in respect of any Conversion Obligation or other payments in respect of which Additional Tax Amounts are payable shall be deemed to also include such Additional Tax Amounts.

The Company shall deliver to the Trustee, at least 30 days prior to the date of any payment under or with respect to the Notes in respect of which it becomes aware that it will be obligated to pay Additional Tax Amounts, an Officer's Certificate stating the fact that Additional Tax Amounts will be payable and the amount estimated to be so payable. The Officer's Certificates shall also set forth any other information reasonably necessary to enable the Trustee to pay Additional Tax Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary.

ARTICLE 5.
 EVENTS OF DEFAULT AND REMEDIES

Section 5.01 Events of Default. Each of the following events shall be an "Event of Default" with respect to the Notes:

(a)          the Company fails to pay the principal of the Notes (including any Fundamental Change Repurchase Price or Redemption Price) when due at maturity, upon Redemption, repurchase upon a Fundamental Change, declaration of acceleration or otherwise;

(b)          the Company fails to pay any interest (including Additional Amounts, Special Interest and Additional Interest) when due and such failure continues for a period of 30 calendar days after the applicable due date;

(c)          the Company fails to give any Fundamental Change Notice or notice of a Make-Whole Fundamental Change, in each case, when due, and such failure continues for a period of five calendar days;

(d)          the Company fails to comply with its obligation to convert a Note in accordance with Article 7 hereof upon a Holder's exercise of its conversion rights with respect to such Note;

(e)          the Company fails to comply with its obligations under Article 10 hereof;

(f)          the Company fails to perform or observe any of its covenants or warranties in this Indenture or in the Notes (other than a covenant or agreement specifically addressed in clauses (a) through (e) above) and such failure continues for a period of 60 days after (A) the Company receives notice of such failure from the Trustee or (B) the Company and the Trustee receive notice of such failure from Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(g)          the default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company and/or any Subsidiaries in excess of $25,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(i)          results in such indebtedness becoming or being declared due and payable (prior to its express maturity); provided, however, that a payment obligation (other than for borrowed money) shall not be deemed to have matured, come due, or been accelerated to the extent it is being disputed by the relevant obligor or obligors in good faith; or

(ii)          constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, however, that a payment obligation (other than for borrowed money) shall not be deemed to have matured, come due, or been accelerated to the extent it is being disputed by the relevant obligor or obligors in good faith;

(h)          a final judgment for the payment of $25,000,000 or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Subsidiaries, and such judgment is not discharged or stayed within 60 days after (i) the date on which all rights to appeal such judgment have expired if no appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)          the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case;

(ii)         consents to the entry of an order for relief against it in an involuntary case;

(iii)        consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)        makes a general assignment for the benefit of its creditors;

(v)         takes any comparable action under any foreign laws relating to insolvency; or

(vi)        admits in writing its inability to pay its debts generally as they become due; or

(j)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against Company or any Significant Subsidiary in an involuntary case or proceeding;

(ii)         appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of the property of the Company or any Significant Subsidiary;

(iii)        orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(iv)       grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains unstayed and in effect for 60 days.

Each of the events enumerated in this Section 5.01 will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 5.02  Acceleration; Rescission and Annulment.

If an Event of Default specified in Section 5.01(i) or Section 5.01(j) hereof occurs with respect to the Company, the principal amount of, and all accrued and unpaid interest, if any, on, all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

If any other Event of Default occurs and is continuing, the Trustee, by delivering a written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by delivering a written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on all then outstanding Notes immediately due and payable, and upon such declaration, the principal amount of, and all accrued and unpaid interest, if any, on all then outstanding Notes will immediately become due and payable.

Notwithstanding anything to the contrary in this Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering notice to the Trustee if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than the nonpayment of the principal of, interest, if any, on, or the Fundamental Change Repurchase Price or the Redemption Price for, the Notes that has become due solely as a result of acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 5.03  Special Interest.

(a)          Notwithstanding anything to the contrary in the Notes or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 5.01(f) hereof relating to the Company's failure to comply with Section 4.04 hereof (a "Reporting Event of Default") will, for the period beginning on the date on which such Reporting Event of Default first occurred and ending on the earlier of (A) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 5.04 hereof and (B) the 90th calendar day immediately following the date on which such Reporting Event of Default first occurred, consist of the right to receive additional interest (the "Special Interest") on the Notes at a rate equal to 0.50% per annum on the principal amount of the then-outstanding Notes.

(b)          If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the Special Interest and (ii) on the 91st day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 5.04 hereof, then the Notes will become subject to acceleration under Section 5.02 hereof on account of such Reporting Event of Default.

(c)          To elect to pay the Special Interest as the sole remedy for a Reporting Event of Default, the Company must deliver notice in writing in an Officers' Certificate of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Event of Default first occurs. Any such notice and certificate must include a brief description of the report that the Company failed, or will fail, to file, a statement that the Company is electing to pay the Special Interest and the date on which such Reporting Event of Default will occur. If a Reporting Event of Default occurs and the Company fails to timely deliver such notice and certificate for such Reporting Event of Default, the Notes will be subject to acceleration under Section 5.03 hereof on account of such Reporting Event of Default. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Special Interest is payable.

(d)          Notwithstanding anything to the contrary herein, if the Company elects to pay the Special Interest with respect to any Reporting Event of Default, the Company's election will not affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default; provided, that, for the avoidance of doubt, in no event will the Company be obligated to pay the Special Interest at a rate greater than 0.50% per annum on the principal amount of then outstanding Notes.

Section 5.04  Waiver of Past Defaults.  Subject to Section 5.02 the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company's failure to pay principal of, or any interest on, or any Additional Amounts with respect to, any Notes), (b) the Company's failure to deliver the Conversion Consideration due upon conversion of any Note within the applicable time period set forth under Section 7.02(a), or (c) the Company's failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; and provided further that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 5.05  Control by Majority.  The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee's indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders). The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.06  Limitation on Suits. Subject to Section 5.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or custodian of the Company's property, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)          the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)          the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as Trustee;

(c)          the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)          the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 5.07  Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 5.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the

Fundamental Change Repurchase Price) of, or any interest on, or any Additional Amounts with respect to, any Note, on or after the applicable due date, the right to convert the Note or to receive the Conversion Consideration due upon conversion in accordance with Article 7, or the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 5.08  Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 5.01(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Repurchase Price for, Additional Amounts with respect to, the Conversion Consideration due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 5.09  Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.10  Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' committee or other similar committee.

Section 5.11  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.12  Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.13  Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 5.14  Priorities. If the Trustee collects any money and/or property pursuant to this Article 5, it will distribute the money and/or distribute property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Repurchase Price for, any Additional Amounts with respect to, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 5.15  Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by such Holder's acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Repurchase Price) of, or any interest on, or any Additional Amounts with respect to, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Conversion Consideration due upon conversion of any Note in accordance with the provisions of Article 7, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 5.16  Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.17  Notices from the Trustee. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee administering this Indenture, the Trustee must give notice of such Default to each Holder within 90 days after the date on which a Responsible Officer of the Trustee has received written notice thereof. Except in the case of a Default in the payment of the principal (including the Fundamental Change Repurchase Price) of, premium, if any, or interest on, or any Additional Amounts with respect to, any Note or of a Default in the delivery of the Conversion Consideration due upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 6.
 SUPPLEMENTAL INDENTURES

Section 6.01 Supplemental Indentures Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a)          to add guarantees with respect to the Company's obligations under this Indenture or the Notes;

(b)          to secure the Notes;

(c)          to provide for the assumption of the Company's obligations under this Indenture and under the Notes by a Successor Person as described in Article 10 hereof;

(d)          to provide for the assumption of the Company's obligations under this Indenture and under the Notes by a Successor Person as described in Section 7.07 or to modify the conversion rights of the Holders in accordance with Section 7.07 hereof upon the occurrence of a Merger Event;

(e)          to surrender any right or power conferred upon the Company under this Indenture;

(f)          to add to the Company's covenants for the benefit of the Holders;

(g)          to cure any ambiguity or correct any inconsistency or defect in this Indenture or in the Notes;

(h)          to irrevocably elect a Settlement Method or a Specified Dollar Amount;

(i)          to evidence the acceptance of appointment by a successor Trustee with respect to this Indenture;

(j)          to comply with the rules of any applicable Depositary;

(k)          to conform the provisions of the Indenture to the "Description of Notes" section of the Preliminary Offering Memorandum, dated December 13, 2016, as further supplemented and/or amended by the Pricing Term Sheet;

(l)          to provide for Physical Notes to the extent permitted by, and in accordance with, Section 2.11(c); or

(m)          to make any other change; provided that such change individually, or in the aggregate with all other such changes, does not have, and will not have, an adverse effect on the interest of the Holders.

Any request by the Company for an amendment or supplement pursuant to Section 6.01(k) shall be accompanied by an Officers' Certificate evidencing the purpose for such amendment or supplement.

Section 6.02  Supplemental Indentures With Consent of Holders. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a resolution of the Board of Directors, may amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(a)          reduce the principal amount of, or change the Maturity Date of, any Note;

(b)          reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c)          reduce the Fundamental Change Repurchase Price or the Redemption Price of any Note or change the time at which, or the circumstances under which, the Notes may, or will be, redeemed or repurchased;

(d)          impair the right of any Holder to institute suit for any payment on any Note, including with respect to any consideration due upon conversion of a Note;

(e)          make any Note payable in a currency other than that stated in the Note;

(f)          make any change that impairs or adversely affects the conversion rights of any Holder under Article 7 hereof or otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon conversion;

(g)          change the ranking of the Notes;

(h)          reduce any voting requirements included in this Indenture;

(i)          make any change to any amendment, modification or waiver provision of this Indenture that requires the consent of each affected Holder; or

(j)          reduce the percentage of the aggregate principal amount of then outstanding Notes whose Holders must consent to an amendment of this Indenture or a waiver of a past default.

It shall not be necessary for any Act or consent of Holders under this Section 6.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 6.03  Notice of Amendment or Supplement.  After an amendment or supplement under this Article 6 becomes effective, the Company shall promptly provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 6.04  Trustee to Sign Amendments, Etc. Upon Company Order, accompanied by a Board Resolution, and if applicable upon the delivery to the Trustee of evidence of the consent of Holders, the Trustee shall sign any amendment or supplement authorized pursuant to this Article 6 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers' Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 7.
 CONVERSION

Section 7.01          Conversion Privilege.

(a)          Subject to, and upon compliance with, the provisions of this Article 7, a Holder may, at its option, convert all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, (i) subject to satisfaction of one or more of the conditions described in Section 7.01(b), at any time prior to the close of business on the Business Day immediately preceding June 15, 2021, under the circumstances and during the periods set forth in Section 7.01(b), and (ii) irrespective of the conditions set forth in Section 7.01(b), on or after June 15, 2021, and prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, into Conversion Consideration, as provided in this Article 7, at the Conversion Rate (subject to the settlement provisions of Section 7.02, the "Conversion Obligation"). Notes may not be converted after the close of business on the Business Day immediately preceding the Maturity Date.

(b)          (i) Prior to the close of business on the Business Day immediately preceding June 15, 2021, a Holder may present its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the Last Reported Sale Price per share of the Common Stock for each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the

Conversion Price on such Trading Day. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any duty to monitor or determine such sale price or to confirm or determine whether any conditions precedent to such conversion have been satisfied.

(ii)          Prior to the close of business on the Business Day immediately preceding June 15, 2021, a Holder of Notes may surrender its Notes for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the "Measurement Period") in which the Trading Price per $1,000 principal amount of Notes, as determined following a request to the Company by a Holder of Notes in accordance with this subsection (b)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, subject to compliance with the procedures and conditions described in this subsection (b)(ii). The condition set forth in the preceding sentence is herein referred to as the "Trading Price Condition." The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(ii) and the definition of Trading Price set forth herein. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder of at least $2.0 million aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall, or shall instruct the Bid Solicitation Agent to, determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price condition has been met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing, in accordance with Section 12.07. If, on any Trading Day after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing, in accordance with Section 12.07. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any duty to monitor or determine the Trading Price or to confirm or determine whether any conditions precedent to such conversion have been satisfied.

(iii)          If, prior to the close of business on the Business Day immediately preceding June 15, 2021, the Company elects to:

(A)          issue, to all or substantially all holders of the Common Stock, any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)          distribute, to all or substantially all holders of the Common Stock, the Company's assets, debt securities or rights to purchase the Company's securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, (x) the Company must notify the Trustee, the Conversion Agent (if other than the Trustee) and Holders, in writing, in accordance with Section 12.07, at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; and (y) once the Company has given such notice, Holders may convert their Notes at any time until the earlier of the close of business on the Business Day immediately preceding such Ex-Dividend Date and the Company's announcement that such issuance or distribution will not take place.

(iv)          Prior to the close of business on the Business Day immediately preceding June 15, 2021, if:

(A)          a transaction or event that constitutes a Fundamental Change occurs; or

(B)          a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C)          the Company is a party to a consolidation, merger, binding share exchange, or a transfer or lease of all or substantially all of the Company's assets, or any other transaction, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Notes may be converted at any time from and after the effective date of the transaction or event until the earlier of (x) 35 Trading Days after the actual effective date of such transaction or event (or, if later, the date on which the Company provides notice of such transaction or event) or, if such transaction or event also constitutes a Fundamental Change, the related Fundamental Change Repurchase Date; and (y) the close of business on the Scheduled Trading Day immediately preceding the Maturity Date. No later than the Business Day after the date the Company publicly announces such transaction or event, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing, in accordance with Section 12.07, of such transaction, its effective date and the related right to convert Notes. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any duty to monitor or determine whether any of the foregoing corporate events have occurred or to confirm or determine whether any conditions precedent to such conversion have been satisfied.

(c)          Notwithstanding anything to the contrary in this Indenture, (i) if the Company calls the Notes for redemption in accordance with Article 9 hereof, a Holder may not convert its Notes after the close of business on the Business Day immediately preceding the applicable Redemption Date except to the extent the Company fails to pay the Redemption Price for such Notes in accordance with Section 11.04 hereof, and (ii) if a Holder tenders a Fundamental Change Repurchase Notice with respect to its Notes in accordance with Article 8 hereof, such Notes may not be converted except to the extent (A) such Notes are not subject to such Fundamental Change Repurchase Notice; (B) such Fundamental Change Repurchase Notice is withdrawn in accordance with Article 8 hereof; or (C) the Company fails to pay the Fundamental Change Repurchase Price for such Notes in accordance with Section 8.05 hereof.

Section 7.02  Conversion Procedure; Settlement Upon Conversion.

(a)          To exercise its conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must (i) comply with the Applicable Procedures for converting such beneficial interest; (ii) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (d) of this Section 7.02; and (iii) pay any taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 7.02. To exercise its conversion right with respect to a Physical Note, the Holder of such Note must (i) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice (such notice, or such facsimile, the "Conversion Notice"); (ii) deliver such signed and completed Conversion Notice and such Note to the Conversion Agent at its office; (iii) furnish any endorsements and transfer documents that the Company, Conversion Agent, Trustee or Transfer Agent may require; (iv) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (c) of this Section 7.02; and (v) pay any taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 7.02. The first Business Day on which a Holder satisfies the foregoing requirements with respect to a Note and on which conversion of such Note is not otherwise prohibited under this Indenture will be the "Conversion Date" for such Note. The conversion of any Note will be deemed to occur at the close of business on the Conversion Date for such Note, and any converted Note or portion thereof will cease to be outstanding upon conversion.

(b)          If a Holder surrenders the entire principal amount of a Note for conversion, such Person will no longer be the Holder of such Note as of the close of business on the Conversion Date for such Note. The Person in whose name any shares of Common Stock shall be issuable upon conversion of any Note will become the holder of record of such shares as of the close of business on the Conversion Date for such conversion, in the case of Physical Settlement, or the last Trading Day of the relevant Observation Period, in the case of Combination Settlement.

(c)          If a Holder surrenders only a portion of the principal amount of a Physical Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note a new Physical Note in an authorized denomination, having a principal amount equal to the aggregate principal amount of the unconverted portion of the Physical Note surrendered for conversion and bearing registration numbers not contemporaneously outstanding. Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee make a notation on the "Schedule of Increases and Decreases in the Global Note" of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If all of the beneficial interests in a Global Note are so converted, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)          If a Holder converts a Note after the close of business on a Regular Record Date, but prior to the open of business on the Interest Payment Date corresponding to such Regular Record Date, then (x) the Holder of such Note at the close of business on such Regular Record Date shall be entitled, notwithstanding such conversion, to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date; and (y) the Holder of such Note must, upon surrender of such Note for conversion, accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on such Interest Payment Date; provided, however, that a Holder need not make such payment (A) for conversions following the Regular Record Date immediately preceding the Maturity Date; (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Note after the close of business on such Regular Record Date and on or prior to the open of business on such Interest Payment Date; (C) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the Interest Payment Date corresponding to such Regular Record Date and such Holder surrenders such Note for conversion after such Regular Record Date and on or prior to the open of business on such Interest Payment Date; or (D) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(e)          If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion; provided, however, that if any tax is due because the converting Holder requested that shares of Common Stock be issued in a name other than its own, such Holder will pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing the shares of Common Stock being issued in a name other than that of such Holder.

(f)          Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee written notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

(g)          Upon the conversion of any Note, the Company shall settle such conversion by paying or delivering, as applicable and as provided in this Article 7, either (A) solely cash (a "Cash Settlement"); (B) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 7.02(j) (a "Physical Settlement"); or (C) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 7.02(i) (a "Combination Settlement"). The Company shall have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i)          all conversions of Notes whose Conversion Date occurs on or after June 15, 2021 will be settled using the same Settlement Method, and the Company shall send written notice of such Settlement Method to Holders, through the Trustee (the Trustee to send such notice upon written instruction from the Company), in accordance with Section 12.07, no later than the close of business on the Scheduled Trading Day immediately preceding June 15, 2021;

(ii)          the Company shall use the same Settlement Method for all conversions of Notes whose Conversion Dates occur on the same day (and, for the avoidance of doubt, the Company shall not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (i) above);

(iii)          if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before June 15, 2021, the Company shall send written notice of such Settlement Method to the Holder of such Note, through the Trustee (the Trustee to send such notice upon written instruction from the Company), in accordance with Section 12.07, no later than the close of business on the Trading Day immediately following such Conversion Date;

(iv)          if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of such Note equal to $1,000;

(v)          if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of such Note; and (vi)the Settlement Method shall be subject to clause (II) of the first sentence of Section 7.07(a);

(h)          The type and amount of consideration (the "Conversion Consideration") due in respect of each $1,000 principal amount of a Note to be converted shall be as follows:

(i)          if Physical Settlement applies to such conversion, (I) a whole number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion (which, if not a whole number, shall be rounded down to the nearest whole number); and (II) if such Conversion Rate is not a whole number, cash in lieu of the related fractional share in an amount equal to the product of (x) the Daily VWAP on such Conversion Date (or if such Conversion Date is not a Trading Day, the immediately preceding Trading Day) and (y) the fractional portion of such Conversion Rate;

(ii)          if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days in the Observation Period for such conversion; or

(iii)          if Combination Settlement applies to such conversion, a settlement amount equal to (I) the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days in the Observation Period for such conversion (which, for the avoidance of doubt, shall consist of a number of whole shares of Common Stock equal to the sum of the Daily Share Amounts for each of the Trading Days in such Observation Period (which, if such sum is not a whole number, shall be rounded down to the nearest whole number) and cash in an amount equal to the sum of the Daily Cash Amounts for each of the Trading Days in such Observation Period); and (II) if the sum of the Daily Share Amounts for each of the Trading Days in such Observation Period is not a whole number, cash in lieu of the related fractional share in an amount equal to the product of (x) the Daily VWAP on the last Trading Day of such Observation Period and (y) the fractional portion of such sum.

(i)          With respect to any conversion of Notes to which Cash Settlement or Combination Settlement applies, the Company shall determine the Conversion Consideration due thereupon promptly following the last day of the applicable Observation Period and shall promptly thereafter notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any responsibility for any such determination.

(j)          Except as set forth in Section 7.03, Section 7.04, and Section 7.08, hereof, the Company shall pay or deliver or cause to be paid or delivered, as the case may be, the Conversion Consideration due upon the conversion of any Note to the Holder thereof as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the third Business Day immediately following the last Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the third Business Day immediately following the Conversion Date for such conversion.

(k)          If a Holder converts more than one Note on a single Conversion Date, the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(l)          If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and the Company's delivery of the Conversion Consideration due upon such conversion will be deemed to satisfy and discharge in full the Company's obligation to pay the principal of such Note and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date; provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to such Holder. As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if both cash and shares of the Common Stock are delivered upon the conversion of a Note, accrued and unpaid interest will be deemed to be paid first out of the amount of cash so delivered.

Section 7.03  Increased Conversion Rate Applicable to Certain Notes Surrendered for Conversion in Connection with Make-Whole Fundamental Changes.

(a)          If (i) a Fundamental Change (determined after giving effect to the paragraph immediately following clause (v) of the definition thereof, but without regard to the exclusion in clause (b)(2) of the definition thereof) occurs or (ii) the Company calls the Notes for redemption pursuant to Article 9 (either such event, a "Make-Whole Fundamental Change"), and a Holder converts its Notes in connection with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 7.03, increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the "Additional Shares") set forth in this Section 7.03. For purposes of this Section 7.03, a conversion of Notes will be deemed to be "in connection with":

(i)          a Make-Whole Fundamental Change described in clause (i) of the definition of "Make-Whole Fundamental Change" if (A) for Conversion Dates prior to June 15, 2021, the applicable Conversion Date occurs during the period when the Notes are convertible on account of such Make-Whole Fundamental Change pursuant to Section 7.01(b)(iv) and (B) for Conversion Dates on or after June 15, 2021 if the applicable Conversion Date occurs during the period from, and including, the effective date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exclusion in clause (b)(2) of the definition thereof, the 35th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

(ii)          a Make-Whole Fundamental Change described in clause (ii) of the definition of "Make-Whole Fundamental Change" if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Redemption Notice Date and ending on the close of business on the Business Day immediately preceding the Redemption Date.

(b)          If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion by delivering Conversion Consideration in accordance with Section 7.02; provided, however, that notwithstanding anything to the contrary in Section 7.02 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 7.03) and (ii) the Stock Price for such Make-Whole Fundamental Change.

No later than one Business Day immediately after the effective date of a Make-Whole Fundamental Change described in clause (i) of the definition of Make-Whole Fundamental Change contained in this Section 7.03, the Company will notify the Holders of such effective date, in accordance with Section 12.07, and issue a press release announcing such effective date.

(c)          The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, and will be based on the Make-Whole Fundamental Change Effective Date and the price (the "Stock Price") paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the "Make-Whole Fundamental Change Effective Date" will mean, (i) if such Make-Whole Fundamental Change is of the type described in clause (i) of the definition of Make-Whole Fundamental Change contained in this Section 7.03, the date on which such Make-Whole Fundamental Change occurs or becomes effective, and (ii) if such Make-Whole Fundamental Change is of the type described in clause (ii) of the definition of Make-Whole Fundamental Change contained in this Section 7.03, the applicable Redemption Notice Date.

(d)          The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 7.04. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 7.04.

(e)          The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price:

	Stock Price
Effective Date	$12.20	$13.50	$14.95	$18.00	$20.92	$25.00	$30.00	$35.00	$45.00	$60.00
December 19, 2016	15.0551	15.0551	15.0551	11.1769	8.4130	5.8840	4.0647	2.8680	1.5080	0.5097
December 15, 2017	15.0551	15.0551	14.8338	10.2602	7.5622	5.1640	3.5113	2.4480	1.2791	0.4330
December 15, 2018	15.0551	15.0551	13.6298	9.0269	6.4341	4.2360	2.8147	1.9337	1.0124	0.3497
December 15, 2019	15.0551	15.0551	11.8439	7.2602	4.8758	3.0200	1.9513	1.3280	0.7191	0.2730
December 15, 2020	15.0551	12.7621	8.9542	4.5713	2.6817	1.4840	0.9680	0.6823	0.4258	0.2047
December 15, 2021	15.0551	7.1620	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f)          If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(i)          if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Make-Whole Fundamental Change Effective Dates listed in the table, as applicable, based on a 365- or 366-day year, as applicable;

(ii)          if the Stock Price is greater than $60.00 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $12.20 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 7.03 to exceed 81.9671 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 7.04.

(g)          Nothing in this Section 7.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 7.04 in respect of a Make-Whole Fundamental Change.

Section 7.04  Adjustment of Conversion Rate. The Company will adjust the Conversion Rate from time to time as described in this Section 7.04, except that the Company will not make an adjustment to the Conversion Rate if each Holder participates (other than in a share split or share combination), at the same time and upon the same terms as holders of the Common Stock, and solely as a result of holding the Notes, in the relevant transaction described in this Section 7.04 without having to convert its Notes and as if it held number of shares of the Common Stock equal to the product of (i) the Conversion Rate in effect on the applicable record date, Effective Date or expiration date, and (ii) the aggregate principal amount of Notes held by such Holder (express in thousands) on such date, rounded up to the nearest whole number.

(a)          If the Company exclusively issues to all or substantially all holders of the Common Stock shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

OS1
CR1 = CR0 x	---------
OS0

where

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this Section 7.04(a) is declared, but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)          If the Company issues, to all or substantially all holders of its outstanding Common Stock, rights, options or warrants entitling such holders, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for, or purchase, shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

(OS0 + X)
CR1 = CR0 x	------------
(OS0 + Y)

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the quotient of (i) the aggregate price payable to exercise such rights, options or warrants, over (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.04(b), in determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for, or purchase, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)          dividends, distributions, rights, options or warrants for which an adjustment was effected pursuant to Section 7.04(a) or Section 7.04(b), as applicable;

(ii)        dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to Section 7.04(d); and

(iii)        Spin-Offs for which the provisions set forth in this Section 7.04(c) hereof shall apply, then the Conversion Rate will be increased based on the following formula:

SP0
CR1 = CR0 x	---------------
(SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the record date for the distribution, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets or property, rights, options or warrants or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a "Spin-Off"), the Conversion Rate will be increased based on the following formula:

(FMV0 + MP0)
CR1 = CR0 x	-------------------
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the "Valuation Period"); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under this Section 7.04(c) will be calculated as of the close of business on the last Trading Day of the Valuation Period but will be given effect as of immediately after the open of business on the Ex-Dividend Date of the Spin-Off, with retroactive effect. The Company shall delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period until the third Business Day after the last day of the Valuation Period. If any distribution of the type described in this Section 7.04(c) is declared but not so made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

For the purposes of this Section 7.04(c) and subsections (a) and (b) of this Section 7.04, any dividend or distribution to which this Section 7.04(c) applies and which dividend or distribution also includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 7.04(a) hereof applies (a "Clause A Distribution"); or

(B)          a dividend or distribution of rights, options or warrants to which Section 7.04(b) hereof applies (a "Clause B Distribution")

(any such distribution, a "Multi-Clause Distribution"), then (i) the portion of such Multi-Clause Distribution that is not a Clause A Distribution or a Clause B Distribution will be deemed to be a dividend or distribution to which this Section 7.04(c) applies (a "Clause C Distribution"), and any Conversion Rate adjustment required by this Section 7.04(c) with respect to such Clause C Distribution will be made without considering any shares of Common Stock, if any, issuable as part of the portion of such Multi-Clause Distribution that is a Clause A Distribution or a Clause B Distribution, as applicable, (ii) the portion of such Multi-Clause Distribution that is a Clause B Distribution, if any, will be deemed to be distributed immediately following the Clause C Distribution, and any Conversion Rate adjustment required by Section 7.04(b) hereof with respect to such Clause B Distribution will be made, with any shares of Common Stock issuable as part of the portion of such Multi-Clause Distribution that is a Clause C Distribution deemed to be "outstanding immediately prior to the open of business on such Ex-Dividend Date" for the purposes of making such adjustment and (iii) the portion of such Multi-Clause Distribution that is a Clause A Distribution, if any, will be deemed to be distributed immediately following the Clause B Distribution or Clause C Distribution, as the case may be, and any Conversion Rate adjustment required by Section 7.04(a) hereof with respect to such Clause A Distribution will be made, with any shares of Common Stock issuable as part of the portion of such Multi-Clause Distribution that is either a Clause C Distribution or a Clause B Distribution deemed to be "outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date" for the purposes of making such adjustment.

(d)          If any cash dividend or distribution (other than a distribution as to which an adjustment to the Conversion Rate was effected pursuant to Section 7.04(e), and other than a regular, quarterly cash dividend that does not exceed $0.02 per share per quarter (the "Dividend Threshold," which Dividend Threshold shall be subject to adjustment as set forth below in this Section 7.04(d) is made to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

(SP0 - T)
CR1 = CR0 x	-----------
(SP0 - C)

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Dividend Threshold; provided, however, that if the dividend or distribution is not a regular quarterly cash dividend, then the Dividend Threshold will be deemed to be zero (0); and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

The Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustment will be made to the Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 7.04(d).

Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the record date for such cash dividend or distribution, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. If any such dividend or distribution is declared but not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate will be increased based on the following formula:

AC + (SP1 x OS1)
CR1 = CR0 x	----------------------
(OS0 x SP1)

where

CR0	=	the Conversion Rate in effect immediately prior to the Expiration Time;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the "Expiration Time") on the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period (the "Averaging Period") commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate pursuant to this Section 7.04(e) will be calculated as of the close of business on the last Trading Day of the Averaging Period but will be given effect as of immediately after the Expiration Time, with retroactive effect. The Company shall delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Averaging Period until the third Business Day after the last day of the Averaging Period.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f)          After an adjustment to the Conversion Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(g)          If a Holder converts a Note and, as of the Conversion Date for such Note, any distribution or transaction that requires an adjustment to the Conversion Rate pursuant to Section 7.04(a) through (e) hereof has occurred but has not yet resulted in an adjustment to the Conversion Rate and the shares of Common Stock, if any, that such Holder will receive upon settlement of its converted Note are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company will adjust the number of shares of Common Stock that it delivers to such Holder to reflect the relevant distribution or transaction.

(h)          Notwithstanding anything to the contrary herein or in the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date pursuant to Section 7.04(a), and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated, on such record date, as the record holder of the shares of Common Stock, if any, issuable upon such conversion based on an adjusted Conversion Rate for such Ex-Dividend Date, then the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such Holder will be treated as if such Holder were, as of such record date, the record owner of such shares of Common Stock on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.

(i)          In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 7.04, and to the extent permitted by the applicable rules of the New York Stock Exchange or any other securities exchange on which securities of the Company are then listed, the Company may, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is in effect for a period of at least 20 Business Days, and (iii) during such period, such increase is irrevocable. In addition, and subject to the same limitations, the Company may (but is not required to) increase the Conversion Rate if the Board of Directors determines that such increase is advisable to avoid, or diminish, any income tax imposed on holders of the Common Stock or rights to purchase the Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for U.S. federal income tax purposes. Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 7.04(i), the Company will mail to each Holder notice of such increase at least 15 Business Days before such increase will take effect, which notice will state the increase to be made and the period during which such increase will be in effect.

(j)          All adjustments to the Conversion Rate under this Article 7 will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, with 5/100,000ths rounded upward. The Company may defer any adjustment to the Conversion Rate unless such adjustment would increase or decrease the Conversion Rate by at least 1% of the Conversion Rate in effect at the time the Company would otherwise be required to make such adjustment; provided, however, that if the Company defers an adjustment pursuant to this Section 7.04(j), then the Company must carry forward such adjustment and take it into account in any future adjustment. Notwithstanding the foregoing, (i) on each Conversion Date (in the case of Physical Settlement) or on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (ii) on the occurrence of any Fundamental Change or Make-Whole Fundamental Change and (iii) on every one-year anniversary of the Issue Date, the Company will give effect to all Conversion Rate adjustments that have otherwise been deferred pursuant to this Section 7.04(j), and such adjustments will no longer be carried forward and taken into account in any future adjustment.

(k)          For purposes of this Section 7.04, (1) the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but, (2) so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company.

(l)          For purposes of this Article 7, the term "Ex-Dividend Date" will mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

Section 7.05  Adjustments of Prices.  Whenever any provision of the Indenture requires the calculation of the Last Reported Sale Price or a function thereof over a period of multiple days (including any Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to the Last Reported Sale Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend date, Effective Date or expiration date of the event occurs, at any time during such period.

Section 7.06  Shares To Be Fully Reserved.  The Company shall reserve, out of its authorized but unissued shares that are not reserved for other purposes, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder of the Notes, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 7.07  Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change only in par value or from par value to no par value or no par value to par value);

(ii)         any consolidation, merger or combination involving the Company;

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)        any statutory share exchange,

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets, the "Reference Property," and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such transaction, a "Reference Property Unit"), then, notwithstanding anything to the contrary herein or in the Notes, (I) at the effective time of such transaction, the Conversion Consideration due upon conversion of any Notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 7 were instead a reference to the same number of Reference Property Units; and (II) if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Cash Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of the Merger Event and shall pay the cash due upon such conversions no later than the third Business Day after the relevant Conversion Date. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). An event requiring a change to the Conversion Consideration as provided in the immediately preceding sentence is herein referred to as a "Merger Event," and the resulting, surviving or transferee Person (if other than the Company) of such Merger Event is the Successor Person. At or before the effective date of such Merger Event, the Company and such Successor Person will execute and deliver to the Trustee a supplemental indenture pursuant to Article 6 hereof, which supplemental indenture will (i) provide for subsequent conversions of Notes in the manner set forth in the first sentence of this Section 7.07(a); and (ii) provide for subsequent adjustments to the Conversion Rate pursuant to Section 7.04 in a manner that would have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by Section 7.04 hereof would have had on the Holders but for such Merger Event.

If the Reference Property consists of more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made.

If the Reference Property Unit for a Merger Event includes shares of stock or other securities or assets of a Person other than the Successor Person for such Merger Event, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders and to calculate the value of a Reference Property Unit.

(b)          As soon as practicable upon learning the anticipated or actual effective date of any Merger Event, the Company will deliver written notice of such Merger Event to each Holder and the Trustee. Such notice will include:

(i)          a brief description of such Merger Event;

(ii)          the Conversion Rate in effect on the date the Company delivers such notice;

(iii)          the anticipated effective date for the Merger Event;

(iv)          that, on and after the effective date for the Merger Event, the Notes will be convertible into Reference Property Units and cash in lieu of fractional Reference Property Units; and

(v)          the composition of the Reference Property Unit for such Merger Event.

As promptly as practicable after executing a supplemental indenture in accordance with Section 7.07(a), the Company will:

(i)          file with the Trustee an Officers' Certificate briefly describing the reasons therefor, the composition of the Reference Property Unit for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under this Indenture to such Merger Event have been complied with; and

(ii)          cause to be sent to each Holder a notice of the execution of such supplemental indenture and the composition of the Reference Property Unit for such Merger Event; provided, that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.

(c)          If more than one Merger Event occurs, this Section 7.07 will apply successively to each Merger Event.

Section 7.08          Certain Covenants.

(a)          The Company will not become a party to any Merger Event unless its terms are consistent with Section 7.07.

(b)          The Company covenants that all shares of Common Stock issued upon conversion of Notes, if any, will be fully paid and non-assessable by the Company and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof.

(c)          The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion (other than solely as a result of the status of the converting Holder as an affiliate of the Company), the Company will secure such registration or approval, as the case may be.

(d)          The Company further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 7.09  No Responsibility of Trustee or Conversion Agent. The Trustee and the Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent will be responsible for any failure of the Company to deliver the Conversion Consideration due upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 hereof, including with respect to the calculation of the amount of Conversion Consideration receivable by Holders upon the conversion of their Notes after any Merger Event, and each, subject to the provisions of Article 11, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officers' Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any duty to monitor the Company's actions with respect to any conversion.

Section 7.10  Notice to Holders Prior to Certain Actions.

(a)          Upon the public announcement of any event that will require the Company to make an adjustment to the Conversion Rate pursuant to Section 7.04, the Company will deliver to each Holder a written notice, which notice will include (i) a brief description of such event, (ii) the date on which the Company anticipates that such event will occur, (iii) the date on which the Company anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, expiration date, Ex-Dividend Date or Effective Date is applicable to such event, such record date, expiration date, Ex-Dividend Date or Effective Date. Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Company.

(b)          Whenever the Company adjusts the Conversion Rate pursuant to Section 7.04, the Company will promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to Section 7.04, (ii) the effective time of such adjustment, (iii) the Conversion Rate in effect immediately after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Company calculated such adjustment. On the same day the Company delivers such notice to each Holder, the Company will deliver to the Trustee, the Paying Agent and the Conversion Agent an Officers' Certificate that includes all of the information contained in such notice, which Officers' Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers' Certificate is correct and will be in effect as of the effective time specified in such Officers' Certificate. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

Section 7.11  Stockholder Rights Plans. To the extent that the Company has a rights plan in effect when a Holder converts a Note, the Company will deliver to such Holder, in addition to any shares of Common Stock otherwise issuable to such Holder upon conversion of such Note, any rights that, under the rights plan, would be applicable to a share of Common Stock, unless prior to the Conversion Date for such Note, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to the first formula in Section 7.04(c) as if, at the time of such separation, the Company had distributed to all holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.12  Restrictions On Adjustments.

(a)          Except as a result of a reverse share split, share combination subject to Section 7.04(a), and except for readjustments pursuant to the last paragraph of Section 7.04(a), readjustments pursuant to the penultimate paragraph of Section 7.04(b), readjustments pursuant to both the third paragraph and penultimate paragraph of Section 7.04(c) and readjustments pursuant to the last paragraph of Section 7.04(d) in no event will the Conversion Rate be adjusted downward pursuant to Section 7.04(a), (b), (c), (e) or (e). In addition, notwithstanding anything to the contrary elsewhere in this Indenture, the Conversion Rate will not be adjusted:

(1)
upon the issuance of shares of Common Stock pursuant to any present or future plan of the Company providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)
upon the issuance of shares of Common Stock or options, warrants or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(3)
upon the issuance of shares of Common Stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in clause (2) above and outstanding as of the date the Notes were first issued;

(4)	for a change in the par value of the Common Stock; or

(5)	for accrued and unpaid interest.

(b)          To the extent that the Notes become convertible into the right to receive only cash in accordance with the provision of Section 7.07, no adjustment need be made thereafter as to the amount of cash to be received.

ARTICLE 8.
 REPURCHASE AT THE OPTION OF THE HOLDERS

Section 8.01  Purchase at Option of Holders upon a Fundamental Change.

(a)          If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will have the right to require the Company to repurchase all of its Notes or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof on the date (the "Fundamental Change Repurchase Date") specified by the Company that is not less than 20 nor more than 35 Business Days following the date of the Fundamental Change Notice (or, if the Company fails to specify a Fundamental Change Repurchase Date, the 35th Business Day following the date of the Fundamental Change Notice, without prejudice to any rights or remedies Holders may have on account of such failure) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"); provided, however, that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall not include such accrued and unpaid interest.

(b)          Purchases of Notes under this Section 8.01(b) shall be made, at the option of the Holder thereof, upon:

(i)          delivery to the Paying Agent by a Holder of a duly completed notice (the "Fundamental Change Repurchase Notice") in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii)         delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)          if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii)         that such Note will be repurchased by the Company pursuant to the provisions of this Article 8 hereof; and

(iii)        if such Note is a Physical Note, the certificate number of such Note. provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

(c)          On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes (and to any beneficial owners of a Global Note, as required by applicable law) and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the "Fundamental Change Notice") of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders of the Notes arising as a result thereof. Simultaneously with mailing of any Fundamental Change Notice to the Holders, the Trustee and the Paying Agent, the Company will issue a press release and publish a notice containing the same information as the Fundamental Change Notice on its website or through such other public medium as the Company may use at such time. Each Fundamental Change Notice shall specify:

(i)          briefly, the events causing such Fundamental Change;

(ii)          the effective date of such Fundamental Change;

(iii)         the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Fundamental Change under this Article 8;

(iv)         the procedures that a Holder must follow to require the Company to repurchase a Note;

(v)          the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(vi)         the Fundamental Change Repurchase Date for such Fundamental Change;

(vii)        that the Fundamental Change Repurchase Price for any Note for which a Fundamental Change Repurchase Notice has been duly tendered and not validly withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time such Note is surrendered for repurchase;

(viii)       the name and address of the Paying Agent and of the Conversion Agent;

(ix)          the Conversion Rate in effect on the date of the Fundamental Change Notice for such Fundamental Change and the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of such Fundamental Change Notice;

(x)          any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including any Additional Shares by which the Conversion Rate will be increased pursuant to Section 7.03 for a Holder that converts a Note "in connection with" such Fundamental Change;

(xi)         that any Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture or to the extent any portion of such Notes are not subject to such Fundamental Change Repurchase Notice;

(xii)        the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii)       that if a Note or portion of a Note is subject to a validly delivered Fundamental Change Repurchase Notice, unless the Company defaults in paying the Fundamental Change Repurchase Price for such Note or portion of a Note, interest, if any, on such Note or portion of a Note will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv)       the CUSIP and ISIN number(s) of the Notes.

If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.

Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 8 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 8.

(d)          Notwithstanding the foregoing, the Company will not purchase any Notes under this Article 8 if, as of the Fundamental Change Repurchase Date, the principal amount of the Notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a Default that would be cured by the Company's payment of the Fundamental Change Repurchase Price.

(e)          If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with this Section 8.01 and has not been validly withdrawn in accordance with Section 8.01(g) hereof, and (ii) pursuant to Section 8.01(d), the Company is not permitted to purchase Notes, the Paying Agent, upon receipt of written notice from the Company stating that the Company, pursuant to Section 8.01(d), is not permitted to purchase Notes, will deem such Fundamental Change Repurchase Notice withdrawn.

(f)          If a Holder tenders a Note for purchase pursuant to this Article 8 and, on the Fundamental Change Repurchase Date, pursuant to Section 8.01(d), the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Physical Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

(g)          After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice with respect to such Note or any portion of such Note in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date to the Paying Agent. Any such withdrawal notice must state:

(i)          the principal amount of the Notes with respect to which such notice of withdrawal pertains, which must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii)         the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must have a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)         if the Notes subject to such Fundamental Change Repurchase Notice were Physical Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with Applicable Procedures.

Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Physical Note or a portion of a Physical Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 8.02  Effect of Fundamental Change Repurchase Notice

(a)          If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 8.02.

(b)          Timing of Payment. Upon the Paying Agent's receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 8.02 to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of the following (subject to extension to comply with applicable law) (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Physical Notes, the date of delivery of such Notes to the Paying Agent, duly endorsed, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c)          Effect of Deposit. If, as of 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Company, in accordance with Section 8.05, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 8.01(b) and not validly withdrawn in accordance with Section 8.01(f), at the close of business on the Fundamental Change Repurchase Date:

(i)          the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent), except to the extent provided in the proviso to Section 8.01(a); and

(ii)          all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Fundamental Change Repurchase Price upon delivery or transfer of such Notes and other than as provided in the proviso to Section 8.01(a)) will terminate.

Section 8.03  Notes Repurchased in Whole or in Part. Any Note that is to be repurchased pursuant to this Article 8, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be repurchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 8.04  Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 8, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii)  file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii)otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 8.01 in the time and in the manner specified in Section 8.01(a) and Section 8.01(b).

Section 8.05  Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

ARTICLE 9.
 REDEMPTION AT THE OPTION OF THE COMPANY

Section 9.01  No Sinking Fund. No sinking fund is provided for the Notes.

Section 9.02  Right to Redeem the Notes.

(a)          Prior to December 15, 2019 the Company may not redeem the Notes. On or after December 15, 2019, and prior to the Maturity Date, the Company may redeem (a "Redemption") all, but not less than all, of the Notes on the Redemption Date for an amount of cash equal to the Redemption Price for such Redemption Date if the Last Reported Sale Price of the Common Stock equals or exceeds 140% of the Conversion Price in effect on each of at least 20 Trading Days during the 30 consecutive Trading Day period ending on the Trading Day immediately preceding the date on which the Company delivers the Redemption Notice for such redemption pursuant to Section 9.03 hereof.

(b)          The "Redemption Price" means, for any Notes to be redeemed on a Redemption Date, a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date; provided, however, that if a Redemption Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Redemption Price for any Notes to be redeemed will equal 100% of the principal amount of such Notes, and accrued and unpaid interest, if any, on such Notes to, but excluding, such Interest Payment Date will be payable, on such Interest Payment Date, to the Holder of such Notes at the close of business on such Regular Record Date.

(c)          The "Redemption Date" means, for any redemption, the date specified as such on the Redemption Notice for such redemption, which date must be a Business Day and must be not less than 45 Scheduled Trading Days, nor more than 60 Scheduled Trading Days, immediately following the date on which the Company delivers such Redemption Notice.

Section 9.03  Redemption Notice. At least 45 Scheduled Trading Days but not more than 60 Scheduled Trading Days prior to any Redemption Date, the Company will send to each Holder (and to any beneficial owner of a Global Note, as required by applicable law) a written notice of redemption (the "Redemption Notice," and the date of such sending, the "Redemption Notice Date") and, substantially contemporaneously therewith, the Company will issue a press release announcing such redemption.

For any redemption, the Redemption Notice corresponding to such redemption will specify:

(A)          briefly, a description of the Company's redemption right under this Indenture;

(B)          the Redemption Price for such Redemption Date (for each $1,000 principal amount of Notes);

(C)          the Redemption Date for such redemption;

(D)          the name and address of the Paying Agent and of the Conversion Agent;

(E)          that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(F)          the Conversion Rate in effect on the Redemption Notice Date for such redemption and the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Redemption Notice Date;

(G)          any Additional Shares by which the Conversion Rate will be increased pursuant to Section 7.03 hereof for a Holder that converts a Note "in connection with" the Company's election to redeem the Notes;

(H)          that Notes must be surrendered to the Paying Agent on or before the Redemption Date to collect the Redemption Price;

(I)           that, unless the Company defaults in paying the Redemption Price on the Redemption Date, interest, if any, on a Note will cease to accrue on and after the Redemption Date; and

(J)           the CUSIP and ISIN number(s) of the Notes.

On any Redemption Notice Date, the Company will also furnish to the Trustee an Officers' Certificate, which Officers' Certificate will set forth the aggregate principal amount of Notes then outstanding and include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date.

If the Company wishes to engage the Trustee to send the Redemption Notice, to be sent in the Company's name and at its expense, the Company shall provide written notice to the Trustee no less than 15 Business Days (or such shorter period as agreed by the Trustee) prior to the sending of the Redemption Notice.

Section 9.04  Effect of Redemption Notice. After the Company has delivered a Redemption Notice, each Holder will have the right to receive payment of the Redemption Price for its Notes on the later of (i) the Redemption Date and (ii)(a) if the Notes are Physical Notes, delivery of its Notes to the Paying Agent or (b) if the Notes are Global Notes, compliance with the Applicable Procedures relating to the redemption and delivery of the beneficial interests to be redeemed to the Paying Agent; provided, however, that, until the close of business on the Business Day immediately preceding such Redemption Date, Holders may convert their Notes, regardless of whether they have been delivered to the Paying Agent for redemption, by complying with the requirements for conversion set forth in Article 7.

Section 9.05  Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company will deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust an amount of immediately available funds sufficient to pay the Redemption Price of all of the then outstanding Notes.

Section 9.06  Effect of Deposit. If, as of 10:00 a.m., New York City time, on any Redemption Date, the Company, in accordance with Section 9.05 hereof, has deposited with the Paying Agent money sufficient to pay the Redemption Price for every Note validly delivered in accordance with Section 9.04 hereof (and not converted before such Redemption Date), then, at the close of business on such Redemption Date:

(a)          every Note outstanding immediately prior to the close of business on such Redemption Date will cease to be outstanding and interest, if any, on such Notes will cease to accrue (regardless of whether such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable), except to the extent provided in the proviso to Section 9.02(b); and

(b)          all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Redemption Price or, in the case of Notes surrendered for conversion in accordance with Article 7 hereof, the right to receive the Conversion Consideration due upon conversion of such Notes, and other than as provided in the proviso to Section 9.02(b)) will terminate.

Section 9.07  Covenant Not to Redeem Notes Upon Certain Events of Default.

(a)          General. Notwithstanding anything to the contrary in this Article 9, the Company will not redeem any Notes under this Article 9 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on, or prior to, the Redemption Date (except in the case of an acceleration resulting from a default by the Company that would be cured by the Company's payment of the Redemption Price for such Notes).

(b)          Return of Notes. If a Holder delivers a Note for redemption pursuant to Section 9.04 and, on the Redemption Date, pursuant to this Section 9.07, the Company is not permitted to redeem such Note, the Paying Agent will (i) if such Note is a Physical Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 9.08  Repayment to the Company. Subject to any applicable property laws, if, six months after the Redemption Date, any cash held by the Paying Agent remains unclaimed, the Paying Agent will promptly return such cash to the Company; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 9.05 exceeds the aggregate Redemption Price of every Note outstanding, then as soon as practicable following the Redemption Date, the Trustee will return such excess to the Company.

ARTICLE 10.
 SUCCESSOR PERSON

Section 10.01  When Company May Merge, Etc. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a "Successor Person") unless:

(a)          the Company is the surviving corporation or the Successor Person (if other than the Company) is a corporation organized and validly existing under the laws of the Marshall Islands, England and Wales, Bermuda, the Bahamas, the United States of America, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee the Company's obligations under the Notes and the Indenture;

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

(c)          the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and any related supplemental indenture comply with the Indenture and that any such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 10.02  Successor Person Substituted. Upon any such consolidation, merger, conveyance, transfer or lease in accordance with this Section 10.02, the Successor Person (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein and, except in the case of a conveyance, transfer or lease of all or substantially all of the Company's assets, the Person named as the "Company" in the first paragraph of this Indenture or any successor (other than such Successor Person) that will thereafter have become such in the manner prescribed in this Article 10 will be released from its obligations under this Indenture and may be dissolved, wound up and liquidated at any time.

Section 10.03  Officers' Certificate and Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, merger, conveyance, transfer or lease all or substantially all of its properties and assets pursuant to Section 10.01, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 11.
 THE TRUSTEE

Section 11.01  Duties and Responsibilities of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) and is known to a Responsible Officer, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs.

(b)          In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this subsection (c) does not limit the effect of this Section 11.01;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders as provided in this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)          Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e)          The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f)          If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02  Rights of the Trustee.

(a)          The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)          Before the Trustee acts or refrains from acting upon request of the Company, it may require and shall be entitled to receive an Officer's Certificate or an Opinion of Counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion.

(c)          Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or Assistant Secretary of the Company.

(d)          The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(e)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, Act or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby.

(f)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(g)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(h)          The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i)          In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(k)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(l)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)          The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(n)          The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o)          in the event that the Trustee is also acting as Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 11 (including Section 11.06) shall also be afforded to such Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent.

Section 11.03  Trustee's Disclaimer.

The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee makes no representations as to and assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.04  Trustee or Agents May Own Notes. The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may transact business with the Company and its Affiliates with the same rights it would have if it were not Trustee or Agent.

Section 11.05  Monies to be Held in Trust. Subject to the provisions of Section 3.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.06  Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense (including reasonable attorneys' fees and expenses) incurred without negligence or willful misconduct on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

The obligations of the Company under this Section 11.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.06 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 5.01(i) and Section 5.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. "Trustee" for the purposes of this Section 11.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 11.07  Officers' Certificate as Evidence.  Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

Section 11.08  Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.09  Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 11.

Section 11.10  Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 5.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)        the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company's expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.11.

Section 11.11  Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.06.

No successor trustee shall accept appointment as provided in this Section 11.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.08 and be eligible under the provisions of Section 11.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.11, the Company shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.07(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.12  Succession by Merger, Etc.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.08 and eligible under the provisions of Section 11.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.13 Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.
 MISCELLANEOUS

Section 12.01  Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02  Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law or any successor thereto).

Section 12.03  No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.05 Calculations. Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Fundamental Change Repurchase Price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Conversion Consideration and the amount of Additional Interest or Special Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company's calculations without independent verification. The Trustee shall forward the Company's calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.06  Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.07 Notices.

(a)          Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i)          if to the Trustee by any Holder or by the Company, at its Corporate Trust Office;

(ii)          if to the Company by the Trustee or by any Holder, at the address of its principal office at:

Aegean Marine Petroleum Network Inc.
10, Akti Kondili
18545, Piraeus, Greece
Attention: General Counsel
Fax: 30 210 4586 245

(b)          The Company or the Trustee, by notice given to the other in the manner provided in this Section 12.07, may designate additional or different addresses for subsequent notices or communications.

(c)          Notices to (i) the Holders of Physical Notes will be mailed by first class mail, postage prepaid to the addresses as they appear on the Register of the Notes maintained by the Registrar and (ii) the Holders of Global Notes will be given to the Depositary in accordance with its Applicable Procedures. Notices will be deemed to have been given on the date of such mailing. Whenever a notice is required to be given by the Company, such notice may be delivered by the Trustee on the Company's behalf.

(d)          Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e)          In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.08  No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.09  Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.10  Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.11  U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.12  Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.13  Submission to Jurisdiction.  The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 12.14  Legal Holiday.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date and solely for purposes of this Section 12.14, shall also not include days in which the office where the place of payment in the continental United States is authorized or required by law to close), then such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date, as applicable, will not be postponed but any action (which shall be limited to solely any payment action in the case the immediately preceding parenthetical applies) to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Aegean Marine Petroleum Network Inc.

By:	/s/ Nikolas Tavlarios
Name:	Nikolas Tavlarios
Title:	President

U.S. Bank National Association, as Trustee

By:	/s/ Jean Clarke
Name:	Jean Clarke
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend if a Global Note]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.]

[For all Notes that are Restricted Notes, include the following legend (the "Restricted Notes Legend"):]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION EXPIRATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF AEGEAN MARINE PETROLEUM NETWORK INC. (THE "COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION EXPIRATION DATE (AS DEFINED BELOW), EXCEPT:

(A)          THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE "RESALE RESTRICTION EXPIRATION DATE" MEANS THE DATE THAT IS THE LATER OF (A) ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

AEGEAN MARINE PETROLEUM NETWORK INC.

4.25% Convertible Senior Note due 2021

No. [ ]	[Initially][1] $[ ]

CUSIP No. 00773V AA4
 ISIN No. US00773VAA44

Aegean Marine Petroleum Network Inc., a company duly organized and validly existing under the laws of the Republic of the Marshall Islands (the "Company," which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [ ]3, or registered assigns, the principal sum [as set forth in the "Schedule of Exchanges of Notes" attached hereto]4 [of $[ ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[ aggregate at any time [, in accordance with the rules and procedures of the Depositary]6.

This Note shall bear interest at the rate of 4.25% per year from the most recent date on which interest had been paid or duly provided for, or if no interest has been paid or duly provided for, December 19, 2016, to, but excluding, the next scheduled Interest Payment Date until December 15, 2021. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2017, to Holders of record of the Notes at the close of business on the preceding June 1 or December 1 (whether or

________________________________________________
1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

6 Include if a global note.

not such day is a Business Day), respectively. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Additional Interest and Special Interest will be payable as set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture, and Special Interest if, in such context, Special Interest is, was or would be payable pursuant to the Indenture, and any express mention of the payment of Additional Interest or Special Interest in any provision therein shall not be construed as excluding Additional Interest or Special Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, and, if applicable, shares of Common Stock (unless the Company elects to deliver cash in lieu of all or a portion of such shares), on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AEGEAN MARINE PETROLEUM NETWORK INC.

By:
Name:
Title:

Dated: [               ]

This is one of the Notes described
 in the within-named Indenture.

U.S. Bank National Association, as Trustee

By: U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

By:
Authorized Signatory

 [FORM OF REVERSE OF NOTE]

AEGEAN MARINE PETROLEUM NETWORK INC.
 4.25% Convertible Senior Note due 2021

This Note is one of a duly authorized issue of securities of the Company, designated as its 4.25% Convertible Senior Notes due 2021 (the "Notes"), initially limited to an aggregate principal amount of $172,500,000, under and pursuant to an Indenture dated as of December 19, 2016 (the "Indenture"), by and between the Company and U.S. Bank National Association (the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate or in the amount, as applicable, and in the manner herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

1

The Notes are redeemable at the Company's option but only as permitted under the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder's option, to require the Company to repurchase for cash all of such Holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock (subject to the Company's right to deliver cash in lieu of all or a portion of such shares of Common Stock) at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

2

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

3

ATTACHMENT 1

[FORM OF CONVERSION NOTICE]

To: Aegean Marine Petroleum Network Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into cash and, if applicable, shares of Common Stock (subject to the Company's right to deliver cash in lieu of all or a portion of such shares of Common Stock) in accordance with the terms of the Indenture, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to U.S. Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

A-1-1

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
 name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

A-1-2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Aegean Marine Petroleum Network Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Aegean Marine Petroleum Network Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the Indenture (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
 Principal amount to be repurchased (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-2-1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                          hereby sell(s), assign(s) and transfer(s) unto                  (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐          To Aegean Marine Petroleum Network Inc. or a subsidiary thereof; or

☐          Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐          To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐          Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding three months, an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of Aegean Marine Petroleum Network Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date:	Signed:	]

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-3-1

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

A-3-2

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

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EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officers' Certificate

[date]

[NAME OF OFFICER], the [TITLE] of Aegean Marine Petroleum Network Inc., a company organized under the laws of the Republic of the Marshall Islands (the "Company"), and [NAME OF OFFICER], the [TITLE] of the Company, do hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[ add principal amount] of the Company's 4.25% Convertible Senior Notes due 2021 (CUSIP: 00773V AA4) (the "Notes") pursuant to the terms of the Indenture, dated as of December 19, 2016 (as may be amended or supplemented from time to time, the "Indenture"), by and between the Company and U.S. Bank National Association (the "Trustee"), that:

1.          Each of the undersigned is permitted to sign this "Officers' Certificate" on behalf of the Company, as the term "Officers' Certificate" is defined in the Indenture.

2.          Each of the undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.          In the opinion of each of the undersigned, each of the undersigned has made such examination as is necessary to enable him or herself, in such capacity as Officer of the Company, to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.          To the best knowledge of each of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

5.          The Resale Restriction Termination Date for the Notes is the date of this Officers' Certificate. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.07 of the Indenture.

In accordance with Section 2.08 of the Indenture, the Company hereby advises you as follows:

1.          The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2.          The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 00773V AB2, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

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IN WITNESS WHEREOF, each of the undersigned signed this Officers' Certificate as of the date written above.

Aegean Marine Petroleum Network Inc.

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION EXPIRATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF AEGEAN MARINE PETROLEUM NETWORK INC. (THE "COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION EXPIRATION DATE (AS DEFINED BELOW), EXCEPT:

(A)          THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE "RESALE RESTRICTION EXPIRATION DATE" MEANS THE DATE THAT IS THE LATER OF (A) ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE COMPANY'S 4.25% CONVERTIBLE SENIOR NOTES DUE 2021 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE FOR THE COMPANY'S 4.25% CONVERTIBLE SENIOR NOTES DUE 2021 IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE COMPANY'S 4.25% CONVERTIBLE SENIOR NOTES DUE 2021.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL

OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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